United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

October 8, 2012

Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO	84-0872291
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO	80228
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 8, 2012, Steven W. Peterson, Vice President and Chief Financial Officer of Mesa Laboratories, Inc. (the “Company”), notified the Company of his intention to retire effective as of the close of business on November 30, 2012.  In connection with Mr. Peterson’s pending retirement, John V. Sakys will join the Company on October 29, 2012 as an Executive Vice President.  Immediately after Mr. Peterson’s retirement date, the Board of Directors of the Company intends to appoint Mr. Sakys to serve as the Company’s Chief Financial Officer.  Mr. Peterson’s decision to retire is not based on any disagreement over the Company’s accounting principles or practices, or financial statement disclosures.

Mr. Sakys, 44, was most recently with The Berry Company, LLC, the fifth largest telephone directory publisher and search provider in the U.S.  Mr. Sakys held several positions with The Berry Company, and its predecessor company, Local Insight Regatta Holdings, Inc., most recently as its Vice President and Chief Accounting Officer.  In this capacity, Mr. Sakys was responsible for general accounting, SEC reporting, treasury, and tax compliance.  Prior to The Berry Company, from 2001 to 2009, Mr. Sakys was the Vice President and Chief Financial Officer of Isonics Corporation, a NASDAQ listed manufacturing company based in the Denver area.

In consideration of Mr. Peterson’s lengthy tenure with the Company and his contributions to Mesa’s success, Mr. Peterson’s base salary and health benefits will be continued for a period of 12 months following his retirement date, and all of his unvested stock options as of his retirement date will be vested over a subsequent two year period, allowing Mr. Peterson to exercise these options at a future date.

Commencing on his employment date, Mr. Sakys will be paid a base salary of $200,000 and will be paid a guaranteed incentive bonus for the remainder of the current fiscal year of $70,000.  In the Company’s next fiscal year, in addition to the base salary, Mr. Sakys will participate in the Company’s incentive plan with a maximum possible payout of $100,000.  In addition to his cash compensation, Mr. Sakys will be awarded 8,000 options under the Company’s Stock Compensation Plan.  These grants will be either Incentive Stock Options (ISO) with a term of five years or Non-Qualified Stock Options (NQSO) with a term of 10 years.  In either case, the grant price is set at 100% of the closing market price on the day of the grant and the option vests at 25% per year for the first 4 years.  As of the date of this Current Report on Form 8-K, neither Mr. Sakys nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be considered and disclosed as a related party transaction under Regulation S-K.

Item 8.01  Other Matters

On October 12, 2012, the Company issued a press release announcing Mr. Peterson’s retirement and the expected appointment of Mr. Sakys as his successor.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Mesa Laboratories, Inc., dated October 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Laboratories, Inc.
Date: October 12, 2012	By:	/s/ John J. Sullivan
John J. Sullivan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Mesa Laboratories, Inc., dated October 12, 2012.